UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2015

INTERNATIONAL GAME TECHNOLOGY

(Exact Name of Registrant as Specified in Charter)

Nevada	001-10684	88-0173041
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6355 South Buffalo Drive, Las Vegas, Nevada 89113

(Address of Principal Executive Offices) (Zip Code)

(702) 669-7777

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

As previously announced, the High Court of England and Wales issued an order on March 16, 2015 approving the merger of GTECH S.p.A. (“GTECH”) with and into International Game Technology PLC (“Holdco”) pursuant to the Agreement and Plan of Merger, dated as of July 15, 2014, as amended (the “Merger Agreement”), by and among International Game Technology (“IGT”), GTECH, GTECH Corporation (solely with respect to Section 5.02(a) and Article VIII), Holdco and Georgia Worldwide Corporation (“Sub”).

On March 31, 2015, in connection with the issuance of the order and the requirements of the High Court of England and Wales, IGT, GTECH and the other parties to the Merger Agreement waived each of the remaining closing conditions and their respective termination rights under the Merger Agreement, other than IGT’s right to terminate the Merger Agreement in the event Holdco, Sub or GTECH fail to consummate the closing, on the terms set forth in the Merger Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

Date: April 1, 2015	By:	/s/ Paul C. Gracey, Jr.
Paul C. Gracey, Jr.
General Counsel and Secretary

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